                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 22, 1998 relating to the financial statements and financial statement schedules, which appears in Excel Legacy Corporation's Annual Report on Form 10-K for the period from inception (November 17, 1997) to July 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP

San Diego, California
June 8, 1999